SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549



                                      FORM 8-K


                                    CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


                          Date of Report:  January 25, 1994



                          CONTINENTAL MEDICAL SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)



                   Delaware                51-0287965           0-15088

           (State of Incorporation)       (IRS Employer       (Commission
                                      Idenitification No.)   File Number)


                                   600 Wilson Lane
                                     P.O. Box 715
                               Mechanicsburg, PA  17055
                           Telephone Number (717) 790-8300
                         ___________________________________


          Item 4.  Changes in Registrant's Certifying Accountants

          Following completion of the Registrant's fiscal 1993 audit by Price Waterhouse, the Audit Committee of the Registrant's Board of Directors decided to entertain proposals from various accounting firms, including Price Waterhouse, to serve as the Registrant's principal accountant for fiscal 1994. Effective January 18, 1994, upon the recommendation of the Audit Committee, the Registrant's Board of Directors approved the dismissal of Price Waterhouse and the engagement of Ernst & Young as the Registrant's principal accountant to audit its financial statements for fiscal 1994.

          During each of the two fiscal years ended June 30, 1993 and 1992 and the interim period through January 18, 1994, there were no disagreements with Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Price Waterhouse's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report as independent auditors.

          The audit reports of Price Waterhouse on the Registrant's consolidated financial statements as of and for the years ended June 30, 1993 and 1992, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit report for the year end June 30, 1993 contained an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" and a change in the method of accounting for development costs from deferring such costs to expensing such costs until that time when construction is probable.

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CONTINENTAL MEDICAL SYSTEMS, INC.


          Date:  January 25, 1994       By:   /S/  Dennis L. Lehman
                                        Dennis  L.  Lehman,   Senior Vice
                                        President  -   Finance  and   Chief
                                        Financial Officer


                                        Signing on behalf of the registrant
                                        and as principal financial officer.